                                    BY-LAWS

                                      OF

                           CLEAN TOWEL SERVICE, INC.

                                  ARTICLE ONE

                                    OFFICES

     1.1  The address of the registered office of the corporation is 3814
                                                                     ----
Central Avenue, Doraville, Ga.; and the name of the registered agent at this
------------------------------
address is Marvin Lee.
           ----------

     1.2 The corporation may have offices at such place or places (within or without the State of Georgia) as the Board of Directors may from time to time appoint or the business of the corporation may require or make desirable.

                                  ARTICLE TWO

                             SHAREHOLDERS MEETINGS

     2.1  All meetings of the shareholders shall be held at the office of the
                                                            -----------------
Corporation or, at such place as may be fixed from time to time by the Board of
--------------
Directors.

     2.2  An annual meeting of the shareholders shall be held on the 2nd Tuesday
                                                                     -----------
of October in each year, if not a legal holiday, and if a legal holiday, then on
   -------
the next following day not a legal holiday, at 10:00 o'clock in the A.M., EDT
                                               -----                ----  ---
time, at which the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

     2.3 Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or the articles of incorporation, may be called by (the Chairman of the Board or) the President, and shall be called by (the Chairman of the Board or) the President or the secretary when so directed by the Board of Directors, or at the request in writing of any two or more directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     2.4 Except as otherwise required by statute or the articles of incorporation, written notice of each meeting of the shareholders, whether annual or special, shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten nor more than 50 days before such meeting. If mailed, such notice shall be directed to a shareholder at his post office address last shown on the records of the corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.
Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

     2.5 The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the articles of incorporation, or by these by-laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted that might have been transacted at the meeting as originally called.

     2.6 At every meeting of the shareholders, including (but without limitation of the generality of the foregoing language) meetings of shareholders for the election of directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the articles of incorporation or by these by-laws.

     2.7 Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the shareholders may be dispensed with, if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                 ARTICLE THREE

                                   DIRECTORS

     3.1 Except as may be otherwise provided by any legal agreement among shareholders, the property and business of the corporation shall be managed by its Board of Directors. In addition to the powers and authority by these by-laws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

     3.2 The Board of Directors shall consist of two members, the precise number to be fixed by resolution of the shareholders from time to time. Each director (whether elected at an annual meeting of shareholders or otherwise) shall hold office until the annual meeting of shareholders held next after his election and until a qualified successor shall be elected, or until his earlier death, resignation, incapacity to serve or removal. Directors need not be shareholders.

     3.3 If any vacancy shall occur among the directors by reason of death, resignation, incapacity to serve, increase in the number of directors, or otherwise, the remaining directors shall continue to act, and such vacancies may be filled by a majority of the directors then in office, though less than a quorum, and, if not theretofore filled by action of the directors, may be filled by the shareholders at any meeting held during the existence of such vacancy.

     3.4 The Board of Directors may hold its meetings at such place or places (within or without the State of Georgia) as it may from time to time determine.

     3.5 Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be from time to time determined by resolution of the Board of Directors.

                                 ARTICLE FOUR

                                  COMMITTEES

     4.1 (a) The Board of Directors may by resolution adopted by a majority of the entire Board, designate an Executive Committee of three or more directors. Each member of the executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation or removal, or until he shall cease to be a director.

          (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of the business affairs of the corporation, including all powers herein or in the articles of incorporation specifically granted to the Board of Directors, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) amending the articles of incorporation or by-laws of the corporation; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation; or (4) a voluntary dissolution of the corporation or a revocation of any such voluntary dissolution.

          (c) The Executive Committee shall meet from time to time on call of (the Chairman of the Board or) the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place of places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

          (d) The Executive Committee shall act by majority vote of its members.

          (e) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member of members at any meeting of such committee.

     4.2 The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of three or more of the directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

     4.3 The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

                                 ARTICLE FIVE

                      MEETINGS OF THE BOARD OF DIRECTORS

     5.1 Each newly elected Board of Directors shall meet at the place and time which shall have been determined, in accordance with the provisions of these by-laws, for the holding of the regular meeting of the Board of Directors scheduled to be held next following the annual meeting of the shareholders at which the newly elected Board of Directors shall have been elected, or, if no place and time shall have been fixed for the holding of such meeting of the Board of Directors, then immediately following the close of such annual meeting of shareholders and at the place thereof, or such newly elected Board of Directors may hold such meeting at such place and time as shall be fixed by the consent in writing of all the directors. In any such case no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting.

     5.2 Regular meetings of the Board of Directors may be held without notice at such time and place (within or without the State of Georgia) as shall from time to time be determined by the Board of Directors.

     5.3 Special meetings of the Board of Directors may be called by (the Chairman of the Board or) the President on not less than two days= notice by mail, telegram, cablegram or personal delivery to each director and shall be called by (the Chairman of the Board,) the President or the Secretary in like manner and on like notice on the written request of any two more directors. Any such special meeting shall be held at such time and place (within or without the State of Georgia) as shall be stated in the notice of meeting.

     5.4 No notice of any meeting of the Board of Directors need state the purposes thereof.

     5.5 At all meetings of the Board of Directors, the presence of one-third of the authorized number of directors, but not less than two directors, shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the articles of incorporation or by these by-laws. In the absence of a quorum a majority of the directors present at any meeting may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

     5.6 Any action required or permitted to be taken by any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

                                  ARTICLE SIX

                                   OFFICERS

     6.1 The Board of Directors at its first meeting after each annual meeting or shareholders shall elect the following officers: (A Chairman of the Board), a President, one or more Vice Presidents (one of whom may be designated Executive Vice President), a Secretary and a Treasurer. The Board of Directors at any time and from time to time may appoint such other officers as it shall deem necessary, including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, who shall hold their offices for such terms as shall be determined by the Board of Directors and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors (or the

Chairman of the Board).

     6.2 Any person may hold any two or more offices, except that no person may hold both the offices of President and Secretary. No officer need be a shareholder.

     6.3 The salaries of the officers of the corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any officer or officers the power to fix the compensation of any officer appointed in accordance with the second sentence of Section 6.1 of these by-laws.

     6.4 Each officer of the corporation shall hold office until his successor is chosen or until his earlier resignation, death or removal, or the termination of his office. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

                            Chairman of the Board*
                            ---------------------

     6.5 The Chairman of the Board shall be the chief executive officer of the corporation and shall have the general active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all
                                                -- -------
standing committees, unless otherwise provided in the resolution appointing the same. The Chairman of the Board shall call meetings of the shareholders, the Board of Directors and the Executive Committee to order and shall act as chairman of such meetings.

                                   President
                                   ---------

____________________________

     * If the Chairman of the Board is not to be the cheif executive officers, the description of the President's power and responsibilities must be changed accordingly.

     6.6 In the event of the death or disability of the Chairman of the Board or at his request or when specifically authorized by the Board of Directors, the President shall have the powers and perform the duties of the Chairman of the Board. The President shall also have such powers and perform such duties as are specifically imposed upon him by law and as may be assigned to him by the Board of Directors or the Chairman of the Board. The President shall be ex officio a
                                                                   -- -------
member of all standing committees, unless otherwise provided in the resolution appointing the same. In the absence of the Chairman of the Board, the President shall call meetings of the shareholders, the Board of Directors, and the Executive Committee to order and shall act as Chairman of such meetings.

                                 Vice Presidents
                                 ---------------

     6.7 The Vice Presidents shall perform such duties as are generally performed by vice presidents. The Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors (or the Chairman of the Board) shall request or delegate. The Assistant Vice Presidents shall have such powers, and shall perform such duties, as may be prescribed from time to time by the Board of Directors, (the Chairman of the Board) or the President.

                                 Secretary
                                 ---------

     6.8 The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in books to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, any notice required to be given of any meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors (or the Chairman of the Board), under whose supervision he shall be. The

Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at his request, perform his duties and exercise his powers and authority.

                                 Treasurer
                                 ---------

     6.9 The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the corporation, all monies or other valuable effects, in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to (the Chairman of the Board), the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation, and in general, he shall perform all the duties incident to the office of a Treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors, (the Chairman of the Board) or the President.

     6.10 In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any officer or to any director.

                                 ARTICLE SEVEN

                                 CAPITAL STOCK

     7.1 The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of stock of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall exhibit the holder=s name, the number of shares and class of shares and series, if any, represented thereby, a statement that the corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by (the Chairman of the Board), the President or a Vice President and the Treasurer or a Assistant Treasurer or the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation; provided, however, that where such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer and such seal, may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

     7.2 The corporation shall keep a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, and by classes of stock, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented at all meetings of the shareholders.

     7.3 Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these by-laws.

     7.4 (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

          (b) In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

     7.5 The corporation shall be entitled to treat the holder of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.6 The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

     7.7 Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall if the directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

                                 ARTICLE EIGHT

                                 MISCELLANEOUS

                              Inspection of Books
                              -------------------

     8.1 The Board of Directors shall have power to determine which accounts and books of the corporation, if any, shall be open to the inspection of shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts and books which by law or by determination of the Board of Directors shall be open to inspection, and the shareholders= rights in this respect are and shall be restricted and limited accordingly.

                                  Fiscal Year
                                  -----------

     8.2  The corporation shall be on a October 1-Sept. 30 fiscal year.
                                        ------------------

                                     Seal
                                     ----

     8.3 The corporate seal shall be in such form as the Board of Directors may from time to time determine.

                               Annual Statements
                               -----------------

     8.4 Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

          (1) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and

          (2) A profit and loss statement showing the results of its operation during its fiscal year.

Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

                            Appointments of Agents
                            ----------------------

     8.5 (The Chairman of the Board or) the President or any Vice President shall be authorized and empowered in the name and as the act and deed of the corporation to name and appoint general and special agents, representatives and attorneys to represent the corporation in the United States or in any foreign country or countries and to name and appoint attorneys and proxies to vote any shares of stock in any other corporation at any time owned or held of record by the corporation, and to prescribe, limit and define the powers and duties of such agents, representatives, attorneys, and proxies and to make substitution, revocation or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney or proxy. All powers of attorney or other instruments under which such agents, representatives, attorneys, or proxies shall be so named and appointed shall be signed and executed by (the Chairman of the Board or) the President or a Vice President, and the corporate seal shall be affixed thereto. Any substitution, revocation or cancellation shall be signed in like manner, provided always that any agent, representative, attorney or proxy when so authorized by the instrument appointing him may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Board of Directors shall be necessary in connection with the foregoing, but his by-law shall be deemed to constitute full and complete authority to the officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

                                Indemnification
                                ---------------

     8.6 (a) Under the circumstances prescribed in paragraphs (c) and (d) of this section, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys=
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, shall not, of itself, create a
         ---- ----------
presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) Under the circumstances prescribed in paragraphs (c) and (d) of this section, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys= fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys= fees) actually and reasonably incurred by him in connection therewith.

          (d) Except as provided in paragraph (c) of this section and except as may be ordered by a court, any indemnification under paragraphs (a) (b) of this section shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum in not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion.

          (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

          (f) The indemnification provided by this section shall not be deemed exclusive of any other right to which the persons indemnified hereunder shall be entitled and shall inure to the benefit of the heirs, executors or administrators of such persons.

          (g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

          (h) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting to the shareholders, unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                                 ARTICLE NINE

                          NOTICES: WAIVERS OF NOTICE

     9.1 Except as otherwise specifically provided in these by-laws, whenever under the provisions of these by-laws notice is required to be given to any shareholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given either by personal notice or by radio, cable or telegraph, or by mail by depositing the same in the post office or letter box in a postpaid sealed wrapper, addressed to such shareholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

     9.2 When any notice whatever is required to be given by law, by the articles of incorporation or by these by-laws, a waiver thereof by the person or persons entitled to said notice given before or after the time stated therein, in writing, which shall include a waiver given by telegraph, radio, or cable, shall be deemed equivalent thereto. No notice of any meeting need be given to any person who shall attend such meeting.

                                  ARTICLE TEN

                               EMERGENCY POWERS

     10.1 The Board of Directors may adopt emergency by-laws subject to repeal or change

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by action of the shareholders, which shall, notwithstanding any provision of law, the articles of incorporation or these by-laws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its board of directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency by-laws may make any provision that may be practical and necessary for the circumstances of the emergency.

     10.2 The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

     10.3 The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

     10.4 To the extent not inconsistent with any emergency by-laws so adopted, these by-laws shall remain in effect during any such emergency and upon its termination the emergency by-laws shall cease to be operative.

     10.5 Unless otherwise provided in emergency by-laws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including

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publication, radio or television.

     10.6 To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency by-laws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

     10.7 No officer, director, agent or employee acting in accordance with any emergency by-laws shall be liable except for willful misconduct. No officer, director, agent or employee shall be liable for any action taken by him in good faith in such a emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the by-laws then in effect.

                                ARTICLE ELEVEN

                                  AMENDMENTS

     11.1 The by-laws of the corporation may be altered or amended and new by-laws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the by-laws shall have been given in the notice of meeting.

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